Exhibit 10.3

          THIS AGREEMENT Made this 15th day of December, 1931, between THE BALTIMORE AND OHIO RAILROAD COMPANY, hereinafter called "BALTIMORE COMPANY", and the BUFFALO, ROCHESTER AND PITTSBURGH RAILWAY COMPANY, hereinafter called the "ROCHESTER COMPANY".

          WHEREAS the Rochester Company operates a railroad connecting with the railroad system of the Baltimore Company at Butler, Pennsylvania, and extending northwardly to Ashford, New York, at which point it separates into two lines, one extending to Buffalo and the other to Rochester, New York, with certain branches, the principal branches being to Clearfield, Pennsylvania, and Vintondale, Pennsylvania, the greater part of said railroad being owned by the Rochester Company and held under perpetual lease, and a part thereof being operated under trackage agreements, and also operates into Pittsburgh, Pennsylvania, and New Castle, Pennsylvania, under trackage agreements with the Baltimore Company; and

          WHEREAS the Baltimore company, at the time of the signing hereof, is the owner of more than 99-l/2 per cent. of the entire capital stock of the Rochester Company, and the operation by the Baltimore Company of the railroad and appurtenances and property of the Rochester Company in conjunction with other lines of railroad owned and operated by the Baltimore Company will afford continuous routes for the transportation of passengers and freight and will result in more efficient service to the public and savings in operating and accounting expense; and

          WHEREAS the Interstate Commerce Commission in its report and order dated November 19, 1931, Finance Docket 8947, found that the acquisition by the Baltimore Company of control of the lines of the Rochester Company under an operating agreement, and upon the terms proposed, would be in the public interest:

          NOW, THEREFORE, the parties hereto have agreed as follows:

          Operation under the several agreements between the Baltimore Company and certain of its subsidiary companies and the Allegheny and Western Railway Company, and the Rochester Company as Lessee, all dated January 1, 1918, covering the use of the Baltimore company's tracks between Butler Junction and New Castle, Pennsylvania, and between Ribold Junction and Pittsburgh, Pennsylvania, and the use of certain tracks in New Castle Junction Yard, and the handling of carload business to and from industries at Pittsburgh, and trackage to and the use of the Smithfield station facilities at Pittsburgh, is hereby suspended during the continuance of operation under this agreement.

          The Baltimore Company will, in conformity with State and Federal laws, operate all of the lines of railroad, property and appurtenances of the Rochester company, including the lines of railroad and railroad properties of all lines owned and leased by it and/over which it has trackage rights, in the same manner and to the full extent that the Rochester Company now operates or has the right to operate over such lines of railroad, together with all appurtenances thereof, including all lands, terminals, stations, machine shops and machinery, round-houses and other buildings owned by or leased to the Rochester Company, whether used by it at the date of this agreement or otherwise, and also all tools, machinery and other personal property and all engines, passenger, freight and work equipment.

          The Baltimore Company during the term of this agreement shall have the benefit of and assume obligation with respect to all lines of railroad, leases, trackage agreements, switching agreements and agreements for handling traffic, as well as a agreements with telegraph and telephone companies and other agreements pertaining to the operation of said lines of railroad and property in so far as such agreements may be sub-let or assigned or the right to enjoy the benefits thereof granted to the Baltimore Company.

          The Baltimore Company shall during the term of this agreement receive for its own use and benefit all revenues and receipts from said operations, and shall pay all expenses and charges incident to said operations, including depreciation on way, structures, equipment and other property of the Rochester Company and its leased lines accrued or accruing on or after the date of this agreement; it being understood between the parties hereto that said revenues and receipts and said expenses and charges shall include equipment rents, joint facility rents, and all other items of whatever character (except taxes for which provision is made hereinafter) as are includible in Net Railway Operating Income as that term is now or may hereafter be defined by the Interstate Commerce Commission, and as to all such items the Baltimore Company shall not be required to keep separate accounts or make separate reports or account therefor to the Rochester Company except as may be required by law.

          The Baltimore Company shall also receive all other income of every kind whatsoever derived from the property of the Rochester Company not used for railroad purposes, including all dividends from the stock of other corporations and all interest on bonds or moneys owned by the Rochester Company, and the Baltimore Company will pay all expenses and charges payable by the Rochester Company in respect of such property, and as to all such items the Baltimore Company shall not be required to keep separate accounts or make separate report or account therefor to the Rochester Company except as may be required by law.

          The Baltimore Company shall at its own expense maintain said lines of railroad in as good operating condition as said railroad lines are at the date hereof, and when and as necessary for safe and efficient operation shall replace and renew all tracks, bridges and other structures, facilities and appurtenances, and the Baltimore Company shall pay so much of the cost thereof as under the then prevailing accounting classifications of the Interstate Commerce Commission is chargeable to expenses or against income.

          The Baltimore Company will at its own expense maintain all equipment of the Rochester Company ad of its leased lines in the same condition in which like equipment is maintained by railroads of the first class, and shall on or before the termination of this agreement restore or account to the Rochester company for the record value of any/equipment retired or destroyed, less depreciation accrued by the Rochester Company on said equipment up to the effective date hereof.

          The Baltimore Company will, at the termination of this agreement, account for all cash and the value of materials and supplies and other assets belonging to and taken over from the Rochester Company, and shall charge to said account any and all unliquidated amounts then found to be due by the Rochester Company to the Baltimore Company.

          The Baltimore Company will, during the term of this agreement, assume and carry out all unfulfilled and continuing contracts of the Rochester Company pertaining to the operation of said lines of railroad and other property, the use of which is hereby granted, and will, at its own cost and expense, maintain and defend all pending or future actions or suits for or against the Rochester Company with respect to said contacts.

          The Baltimore Company will, as additional consideration for the use of the property hereby granted, pay to the Rochester company a sum or sums sufficient to pay the following charges as and when such charges become due and payable:

          All costs of maintaining the corporate existence of the Rochester Company including any taxes in respect thereof;

          All taxes payable in respect to all property the use of which is hereby granted including income and other taxes assessed against the Rochester Company on amounts paid to it or for its account for the use of the property covered hereby;

          All rental for leased lines and other property, interest on all bonds and equipment obligations, and all other interest bearing obligations of the Rochester Company outstanding at any time during this agreement, except bonds or other interest bearing obligations owned by the Baltimore Company at the time interest payments are due, and, as to the interest on such obligations, so owned, the Baltimore Company will give to the Rochester Company a proper acquittance;

          Amounts equal to an annual dividend at the rate of $4.00 per share on all common stock and $6.00 per share on all preferred stock of the Rochester Company outstanding, except on such stock as may be owned by the Baltimore Company.

          During the term of this agreement and to the extent the Rochester Company may not have available funds or other means of financing its capital requirements, the Baltimore Company will advance as a loan to the Rochester Company all necessary funds for authorized additions, betterments, extensions and improvements to the property, the use of which is hereby granted, and to the extent such additions, betterments, extensions and improvements are chargeable to capital or investment account under the then effective accounting regulations of the Interstate Commerce Commission. The Baltimore Company will likewise, under the same circumstances, advance as a loan funds sufficient to pay the principal of maturing obligations of the Rochester Company. For all such loans or advances the Rochester Company shall give to the Baltimore Company its mortgage bonds secured by the best available lien upon its property or such other obligations as may be acceptable to the Baltimore Company, which bonds or other obligations will be taken by the Baltimore Company at their then market value.

          Instead of paying direct to the Rochester Company any sum or sums herein provided, the Baltimore Company may, if it so elects, pay all or any said sums directly to the payee thereof at the time such sums are due and payable.

          The obligation of the Baltimore Company to pay any of the sums herein provided for is exclusively for the benefit of the Rochester Company, and the Baltimore Company shall not be required to pay any such sums so long as in good faith the Baltimore Company or the Rochester Company contest liability therefor.

          This agreement shall become effective as and from the First day of January, 1932, and shall continue until terminated by sixty days' notice in writing given by either party hereto.


          IN WITNESS WHEREOF the parties hereto have caused this agreement to be executed in duplicate originals the day and year first above written.

                             THE BALTIMORE AND OHIO RAILROAD
COMPANY



                         By: /s/ Daniel Willard
                             ------------------
                                        President.

Attest:

     /s/ G.  R. May
     --------------
               Secretary.

                         BUFFALO, ROCHESTER AND PITTSBURGH
                         RAILWAY COMPANY



                         By:  /s/ W. T. Noonan
                              ----------------
                                        President.
Attest:

     /s/ U. V. Clark
     ---------------
               Secretary.